SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 26, 2008

Date of earliest event reported November 21, 2007

ADCARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Information.

This Form 8-K/A amends the Form 8-K filed by AdCare Health Systems, Inc. (the “Company”) on November 21, 2007 to clarify that the warrants which were granted to the management team are exercisable for a period of ten years and vest equally over a period of five years; provided, however, that vesting will be accelerated in the event that there is a “change in control” of the Company or in the event that the recipient is terminated without cause.  In addition, the previous 8-K is amended to clarify that the strike price was to be set at the close of the market on November 20, 2007 (two business days after the date of the meeting of the Board) and not on November 16, 2007.  The Board’s recommendation is subject to approval by the shareholders at the Company’s next annual shareholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  February 26, 2008

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

2